Exhibit 10.4

Execution Version

FIRST Amendment To Sponsor support agreement

THIS FIRST AMENDMENT TO SPONSOR SUPPORT AGREEMENT (this “Amendment”) is made and entered into as of March 28, 2022 by and among FirstMark Horizon Sponsor LLC, a Delaware limited liability company (the “Sponsor Holdco”), the individuals whose names and signatures are set forth on the signature page to this Amendment (together with the Sponsor Holdco, each, a “Sponsor” and, together, the “Sponsors”), FirstMark Horizon Acquisition Corp., a Delaware corporation (“SPAC”), Starry Group Holdings, Inc. (formerly Starry Holdings, Inc.), a Delaware corporation (“Pubco”), and Starry, Inc., a Delaware corporation (the “Company” and, collective with the Sponsors, SPAC and Pubco, the “Parties”). Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Sponsor Support Agreement (as defined below).

RECITALS

A. The Parties entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”), dated as of October 6, 2021, and now wish to amend the Sponsor Support Agreement in accordance with the terms of the Sponsor Support Agreement and this Amendment.

B. Section 3.6 of the Sponsor Support Agreement provides that the Sponsor Support Agreement may be amended by an instrument in writing signed by the Parties.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the value, receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.  Amendment to Section 1.9. Section 1.9 of the Sponsor Support Agreement is hereby amended and restated in its entirety to read as follows:

Section 1.9 Sponsor Earn-out.

(a) Each holder of Promote Shares (including Sponsor Holdco or any of its Permitted Transferees, but excluding each of Jason Robins, Luis Ubiñas, Frederick Ball, and Allison Goldberg (collectively, including their Permitted Transferees, the “Independent Directors”)) hereby irrevocably agrees that, at (and subject only to the occurrence of) the Closing, the Earn-out Promote Shares will become restricted shares and will be subject to the vesting and forfeiture provisions set forth in Section 1.9(d) (the “Earn-out Vesting Terms”).

(b) The Earn-out Promote Shares will be composed as follows: (i) 2,224,167 of the Earn-out Promote Shares will be subject to the vesting and forfeiture conditions specified in Section 1.9(d)(i) (the “First Target Earn-out Shares”), (ii) an additional 951,973  of the Earn-out Promote Shares will be subject to the vesting and forfeiture conditions specified in Section 1.9(d)(ii) (the “Second Target Earn-out Shares”) and (iii) an additional 951,973 of the Earn-out Promote Shares will be subject to the vesting and forfeiture conditions specified in Section 1.9(d)(iii) (the “Third Target Earn-out Shares”).

(c) [Intentionally omitted.]

(d) The Earn-out Promote Shares will be subject to the following vesting conditions:

(i) If, at any time during the Earn-out Period, the Closing Price equals or exceeds $12.50 per share (subject to equitable adjustment as set forth in Section 1.8(e)) for 20 out of any 30 consecutive Trading Days, the First Target Earn-out Shares will immediately vest and no longer be subject to the forfeiture conditions provided in this Section 1.9;

(ii) If, at any time during the Earn-out Period, the Closing Price equals or exceeds $15.00 per share (subject to equitable adjustment as set forth in Section 1.8(e)) for 20 out of any 30 consecutive Trading Days, the Second Target Earn-out Shares will immediately vest and no longer be subject to the forfeiture conditions provided in this Section 1.9; and

(iii) If, at any time during the Earn-out Period, the Closing Price equals or exceeds $17.50 per share (subject to equitable adjustment as set forth in Error! Reference source not found.) for 20 out of any 30 consecutive Trading Days, the Third Target Earn-out Shares will immediately vest and no longer be subject to the forfeiture conditions provided in this Section 1.9.

(e) For the avoidance of doubt, if the vesting conditions applicable to more than one of Section 1.9(d)(i), Section 1.9(d)(ii) or Section 1.9(d)(iii) have been satisfied at any time, then all of the Earn-out Promote Shares subject to such satisfied vesting conditions will immediately vest and no longer be subject to the forfeiture conditions provided in this Section 1.9.

(f) If, upon the expiration of the Earn-out Period, the vesting of any of the Earn-out Promote Shares has not occurred, then the applicable Earn-out Promote Shares that failed to vest pursuant to Section 1.9(d), as applicable, and any dividends or distributions previously paid or made in respect thereof will be automatically forfeited and transferred to Pubco for no consideration, and no Person (other than Pubco) will have any further right with respect thereto. Notwithstanding anything to the contrary herein, in no event will any holder of Earn-out Promote Shares be entitled to retain after the Earn-out Period an aggregate number of Earn-out Promote Shares greater than the total number of Earn-out Promote Shares that has vested in accordance with Section 1.9(d) or Section 1.9(g).

(g) In the event that there is a Pubco Sale during the Earn-out Period, then, to the extent that the holders of shares of Pubco Class A Common Stock receive a Pubco Sale Price that is greater than or equal to the applicable Pubco Trading Price specified in Section 1.9(d)(i), Section 1.9(d)(ii) or Section 1.9(d)(iii) (subject to Section 1.8(e)) any Earn-out Promote Shares that have not previously vested in accordance with Section 1.9(d)(i), Section 1.9(d)(ii) or Section 1.9(d)(iii), as applicable, will be deemed to have vested (to the extent that such Earn-out Promote Shares would have vested pursuant to Section 1.9(d)(i), Section 1.9(d)(ii) or Section 1.9(d)(iii), as applicable, if the Pubco Trading Price had been the Pubco Sale Price for any 20 Trading Days within any period of 30 Trading Days during the Earn-out Period) immediately prior to the closing of such Pubco Sale, and the holders of any Earn-out Promote Shares deemed vested pursuant to this Section 1.9(g) will be eligible to participate in such Pubco Sale with respect to such Earn-Out Promote Shares on the same terms, and subject to the same conditions, as the holders of shares of Pubco Class A Common Stock generally.

(h) For so long as any Earn-out Promote Share remains subject to the vesting and forfeiture conditions specified in Section 1.9(d), (i) the holder thereof will be entitled to exercise the voting rights carried by such Earn-out Promote Share and (ii) the holder thereof will not be entitled to receive any dividends or other distributions in respect of such Earn-out Promote Share, and any dividends or distributions paid or made in respect of such Earn-out Promote Share will be retained by Pubco and invested as and to the extent determined by Pubco and will be paid or made to the holder of such Earn-out Promote Share only when and to the extent that such Earn-out Promote Share vests in accordance with Section 1.9(d), and, to the extent that such Earn-out Promote Share fails to vest in accordance with Section 1.9(d) prior to the expiration of the Earn-out Period, any dividends or distributions paid or made in respect thereof will be forfeited to Pubco for no consideration, and no Person (other than Pubco) will have any further right with respect thereto.

(i) For purposes of this Agreement:

(i) “Pubco Sale Price” means the price per share of Pubco Class A Common Stock paid or payable to the holders of outstanding shares of Pubco Class A Common Stock (determined without giving effect to the vesting contemplated by Section 1.9(g)) in a Pubco Sale, inclusive of any escrows, holdbacks or fixed deferred purchase price, but exclusive of any contingent deferred purchase price, earnouts or the like; provided that, if and to the extent such price is payable in whole or in part in the form of consideration other than cash, the price for such non-cash consideration shall be (a) with respect to any securities, (i) the average of the closing prices of the sales of such securities on all securities exchanges on which such securities are then listed, averaged over a period of 21 days consisting of the day as of which such value is being determined and the 20 consecutive Business Days preceding such day, or (ii) if the information contemplated by the preceding clause (i) is not practically available, then the fair value of such securities as of the date of valuation as determined in accordance with the succeeding clause (b), and (b) with respect to any other non-cash assets, the fair value thereof as of the date of valuation, as determined by an independent, nationally recognized investment banking firm mutually selected by Pubco and Sponsor Holdco, on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s-length transaction, taking into account all factors determinative of value as the investment banking firm determines relevant (and giving effect to any transfer Taxes payable in connection with such sale).

(ii) “Earn-out Period” means the period commencing on the Closing Date and ending on the date that is five years after the Closing Date.

(iii) “Earn-out Promote Shares” means 4,128,113 Promote Shares.

(iv) “Promote Shares” means the shares of Pubco Class A Common Stock to be received by Sponsor Holdco pursuant to the SPAC Merger.

2. Amendment to Section 1.11(b)(i). Section 1.11(b)(i) of the Sponsor Support Agreement is hereby amended and restated in its entirety to read as follows:

“In connection with the Exchange:

(i) all 10,230,000 outstanding shares of SPAC Class B Common Stock held by Sponsor Holdco shall be exchanged and converted into the number of shares of SPAC Class A Common Stock equal to: (i) 6,685,613 divided by (ii) the Class A Exchange Ratio (as defined in the Transaction Agreement); and”

3. Effect of Amendment. Each of the Parties represents that it has all necessary power and authority to enter into and perform the obligations of this Amendment and that there are no consents or approvals required to be obtained by such party for such party to enter into and perform its obligations under this Amendment that have not been obtained. This Amendment shall be deemed incorporated into, and form a part of, the Sponsor Support Agreement and have the same legal validity and effect as the Sponsor Support Agreement. Except as expressly and specifically amended hereby, all terms and provisions of the Sponsor Support Agreement are and shall remain in full force and effect, and all references to the Sponsor Support Agreement in this Amendment and in any ancillary agreements or documents delivered in connection with the Sponsor Support Agreement shall hereafter refer to the Sponsor Support Agreement as amended by this Amendment, and as it may hereafter be further amended or restated. Each reference in the Sponsor Support Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall hereafter be deemed to refer to the Sponsor Support Agreement as amended hereby (except that references in the Sponsor Support Agreement to the “date hereof” or “date of this Agreement” or words of similar import shall continue to mean October 6, 2021).

4. Inconsistency or Conflict. In the event of any inconsistency or conflict between the terms and provisions of the Sponsor Support Agreement, on the one hand, and this Amendment, on the other hand, the terms and provisions of this Amendment shall govern and control.

5. Additional Provisions. The provisions contained in Article III (Miscellaneous) of the Sponsor Support Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis, and made a part of this Amendment as if set forth fully herein.

6. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Sponsors, SPAC, Pubco and the Company have each caused this First Amendment to Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSORS:

FIRSTMARK HORIZON SPONSOR LLC

By:	/s/ Amish Jani
	Name:	Amish Jani
	Title:	President

/s/ Richard Heitzmann
Richard Heitzmann

/s/ Amish Jani
Amish Jani

/s/ Jason Robins
Jason Robins

/s/ Luis Ubiñas
Luis Ubiñas

/s/ Frederick Ball
Frederick Ball

/s/ Allison Goldberg
Allison Goldberg

[Signature Page to First Amendment to Sponsor Support Agreement]

PUBCO:

STARRY GROUP HOLDINGS, INC.

By:	/s/ Chaitanya Kanojia
	Name:	Chaitanya Kanojia
	Title:	Chief Executive Officer

[Signature Page to First Amendment to Sponsor Support Agreement]

SPAC:

FIRSTMARK HORIZON ACQUISITION CORP.

By:	/s/ Amish Jani
	Name:	Amish Jani
	Title:	President

[Signature Page to First Amendment to Sponsor Support Agreement]

COMPANY:

STARRY, INC.

By:	/s/ William Lundregan
	Name:	William Lundregan
	Title:	Secretary

[Signature Page to First Amendment to Sponsor Support Agreement]